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                                                                    Exhibit 23.1


23.1  Consent of S. B. Hoover and Company, L.L.P.

      We consent to the reference in this Post-Effective Amendment No. 2 Form SB-2 to S. B. Hoover and Company, L.L.P. as experts in accounting and auditing and to the use in this Post-Effective Amendment No. 2 to Form SB-2 of our report dated January 11, 2002 on the statement of financial condition of TransCommunity Bankshares, Incorporated as of December 31, 2001 and 2000, and the related statements of income, stockholders' equity, and cash flows for the years then ended.


                                           /s/ S. B. Hoover & Company, L.L.P.

October 22, 2002
Harrisonburg, Virginia